UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2004

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b) On October 27, 2004, John G. Breen retired from the Registrant’s Board of Directors in accordance with the Registrant’s policy requiring retirement at age 70. Effective as of the conclusion of the Annual Shareholders Meeting on October 27, 2004, (i) Duane E. Collins retired as Chairman of the Board of Directors but will remain as a member of the Board of Directors; and (ii) Donald E. Washkewicz, the Registrant’s Chief Executive Officer, was elected as Chairman of the Board of Directors, succeeding Mr. Collins.

(c) On October 27, 2004, Nickolas W. Vande Steeg, Chief Operating Officer of the Registrant, was elected to the additional office of President. A copy of the press release announcing such election is attached as Exhibit 99.1 to this report and is incorporated herein by reference. Mr. Vande Steeg is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Registrant or any of its subsidiaries. There is no employment agreement between Mr. Vande Steeg and the Registrant. Officers of the Registrant serve for a term of office from the date of election to the next organizational meeting of the Board of Directors or until their successors are named.

(d) At a meeting of the Board of Directors held on October 27, 2004, the Board of Directors elected Joseph M. Scaminace as a director in the class whose term expires in October 2005. Mr. Scaminace was named as a member of the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee. Mr. Scaminace is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Registrant or any of its subsidiaries.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1	Press release issued by Parker-Hannifin Corporation, dated October 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: October 29, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by Parker-Hannifin Corporation, dated October 27, 2004.